EXHIBIT 10.6



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                                SERVICE 1ST BANK

                      401(K) PROFIT SHARING PLAN AND TRUST

                            SUMMARY PLAN DESCRIPTION



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Effective: January 1, 2000

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                            Summary Plan Description

                               Table of Contents


ARTICLE        DESCRIPTION                                               PAGE

I              INTRODUCTION                                                1

II             GENERAL INFORMATION ABOUT THE PLAN                          2

III            PARTICIPATION IN YOUR PLAN                                  3

IV             EMPLOYEE CONTRIBUTIONS                                      5

V              EMPLOYERS CONTRIBUTIONS                                     7

VI             VESTING                                                     9

VII            SERVICE RULES                                              10

VIII           COMPENSATION                                               11

IX             PARTICIPANTS' ACCOUNTS                                     12

X              DISTRIBUTIONS AND BENEFITS UNDER YOUR PLAN                 14

XI             BENEFIT PAYMENT OPTIONS                                    17

XII            TOP-HEAVY RULES                                            18

XIII           PARTICIPANT LOAN PROGRAM                                   19

XIV            MISCELLANEOUS                                              22

XV             STATEMENT OF ERISA RIGHTS                                  24


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                                   Article I

                                  INTRODUCTION

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In order to recognize the hard work and good efforts of its employees, your
Employer, SERVICE 1ST BANK, (the "Employer") has established the SERVICE 1ST BANK 401(K) PROFIT SHARING PLAN AND TRUST (the "Plan"), effective January 1, 2000, for the exclusive benefit of all eligible employees and their beneficiaries. The Plan allows eligible employees to defer part of their income on a tax-favored basis into the Plan. The contributions which you make to the Plan as 401(k) salary deferrals are also called "salary reduction" contributions because your current taxable income is reduced for every dollar you deposit into the Plan.

Also, the money in the Plan grows tax free until your retirement. However, you must pay taxes when the money is paid out, unless it is transferred to another retirement plan or an IRA. You may also be eligible for benefits in the event of your death, total disability or other termination of your employment with the Employer. This Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

This Summary Plan Description is a brief description of your Plan and your rights and benefits under the Plan. This Summary Plan Description is not meant to interpret or change the provisions of your Plan. A copy of your Plan is on file at your Employer's office and may be read by you, your beneficiaries, or your legal representatives at any reasonable time. If you have any questions regarding either your Plan or this Summary Plan Description, you should ask your Plan Administrator. If any discrepancies exist between this Summary Plan Description and the actual provisions of the Plan, the Plan shall govern.

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                                   Article II

                       GENERAL INFORMATION ABOUT YOUR PLAN

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Plan Name:                       SERVICE 1ST BANK
                                 401(K) PROFIT SHARING PLAN AND TRUST

Employer:                        SERVICE 1ST BANK
                                 60 W. 10TH STREET
                                 TRACY, CA 95376
                                 209 820-7923

Employer I.D. No:                68-0434040

Plan Number:                     001

Type of Plan:                    Cash or Deferred Arrangement (401(k) Plan)

Administration Type:             Self-Administered

Plan Administrator:              SERVICE 1ST BANK
                                 60 W. 10TH STREET
                                 TRACY, CA 95376
                                 209 820-7923

Legal Agent:                     SERVICE 1ST BANK
                                 60 W. 10TH STREET
                                 TRACY, CA 95376
                                 209 820-7923
                                 (Legal Process may also be served on the Trustee or Plan Administrator.)

Trustees:                        GARY BURNS
                                 JEAN STEBBINS
                                 BRYAN HYZDU
                                 PATRICK CARMAN

Trustees Address:                60 W. 10TH STREET
                                 TRACY, CA 95376
                                 209 820-7923

Funding Arrangement:             Trust

Plan Year:                       January 1st to December 31st

Limitation Year:                 January 1st to December 31st

Anniversary Date:                December 31st

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                                  Article III

                           PARTICIPATION IN YOUR PLAN

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Before you become a Participant in the Plan, there are certain eligibility and participation requirements which you must meet. These requirements are explained in this section.

Eligible Employees:

All of your Employer's employees are considered Eligible Employees and may participate in the Plan, once they meet the Eligibility and Participation Requirements, except members of a collective bargaining unit whose retirement benefits were the subject of a collective bargaining agreement that is in full force and effect, and non-resident aliens with no U.S. source of income.

Eligibility Requirements:

In order to be eligible for discretionary Employer contributions, you must have attained age 18 and have completed 1,000 Hours of Service.

If you were employed on October 1st, 2000, you are eligible for discretionary contributions whether or not you meet the other requirements.

To be eligible to enroll in the salary reduction portion of the Plan you must have attained age 18 and be credited with 1,000 Hours of Service.

However, if you were employed on October 1st, 2000, you are eligible to make salary reduction contributions to the Plan whether or not you meet the other requirements.

In order to be eligible for matching contributions, you must be making 401(k) contributions to the Plan. You must also have attained age 18 and be credited with 1,000 Hours of Service.

However, if you were employed on October 1st, 2000 and are making 401(k) contributions, you are eligible for matching contributions whether or not you meet the other requirements.

The "eligibility computation period" is a 12 month period that begins with your date of hire and each anniversary thereof. If you don't meet the service requirements during the first year following your date of hire, you may meet the requirements during a subsequent year.

Entry Dates:

Participation in the Plan can begin only on an Entry Date. Your first Entry Date will be the first day of the quarter, on or after meeting the Eligibility requirements. The quarterly entry dates are January 1st, April 1st, July 1st, and October 1st.

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Rehired employees:

If you had satisfied the Eligibility requirements before you terminated employment, you will become a Participant immediately on the date you are rehired, if your rehire date is on or after your first Entry Date, as defined above. Otherwise, you will be eligible to participate on the next Entry Date. If you had not yet satisfied the Eligibility requirements at the time you terminated employment, you must meet the Eligibility requirements as if you were a new employee.

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                                   Article IV

                             EMPLOYEE CONTRIBUTIONS

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Your 401(k) Salary Deferral Plan offers you special tax advantages and incentives to participate. First, every dollar you put into the Plan reduces your income currently subject to Federal Income Tax. Thus, your deposits into the 401(k) Plan are often called "salary reductions." (However, you must still pay Social Security Taxes on your gross wages.)

Although you will have to pay income tax when you withdraw money from the Plan, you may be able to defer taxes on a withdrawal and by depositing the funds into another Plan or an Individual Retirement Account (IRA). Because you defer paying taxes until you receive payments from the Plan, 401(k) contributions are sometimes called "salary deferrals."

The following chart illustrates the advantage of making deposits into the 401(k) Plan (saving on a tax-deferred basis) rather than saving on an after-tax basis such as a bank passbook savings account or a money market fund.

                                      401(k) Plan    Passbook
                                      Tax-deferred   After-tax
                                         Savings      savings

Gross Wages                           $   20,000    $   20,000

401(k) Deposit                             1,000           N/A
                                      ----------    ----------
Taxable Wages                             19,000    $   20,000
Estimated Taxes (25%)                      4,750         5,000
Passbook Deposit                             N/A         1,000
                                      ----------    ----------
Net Take-home Pay                     $   14,250    $   14,000


In our example, net take-home pay (after paying taxes and after saving $1,000) is $250 greater when the savings are deposited into the 401(k) Plan, rather than an after-tax savings program like a money market or bank passbook account. Saving $1,000 in the 401(k) Plan only "cost" our example person $750 in take-home pay.

This is only a rough illustration of the advantages of tax-deferred savings. Please discuss your situation with your tax advisor.

Tax free accumulation:

Another big advantage your Plan offers is tax-deferred accumulation of the earnings on your investments. All the earnings on the money you contribute to your account compounds tax free. You pay taxes on this money only when you retire or take distributions for some other reason, such as death or becoming totally disabled. If you put your money into a savings account you are required to pay income taxes on the interest each year. Thus, by contributing to your 401(k) Savings Plan, you'll have more money available at retirement.

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Salary reduction agreement:

In order to enroll (or to refuse enrollment), your Employer will ask you to complete a Salary Reduction Agreement. It is here that you tell your Employer how much of your income you wish to defer to your Plan.

There are limits placed on the amount you can defer into this Plan. Your salary deferrals cannot exceed a maximum dollar amount determined by the Federal Government each year. For 2000, that amount is $10,500. Generally, if your total deferrals from all cash or deferred arrangements for a calendar year exceed the dollar amount set by the government, the excess must be included in your income for the year. The IRS also requires that the combined contribution by you and your Employer to your accounts not exceed the lesser of $30,000 or 25% of your pay. Your Employer may also place restrictions on the amount you may defer in order to meet IRS requirements.

Your Employer will deduct the amount you've elected from your paycheck in accordance with procedures established by your Employer.

Restrictions:

In order to provide tax-advantaged savings, the Plan must place restrictions on withdrawals from the Plan. Article X describes the circumstances under which you may withdraw 401(k) deposits from the Plan.

Election not to defer:

You may decide that you do not wish to make salary reduction contributions on your first Entry Date. The Plan Administrator will explain the procedures for delayed enrollment in the salary reduction portion of the Plan, if you decide to enroll at a later date.

Excess deferrals:

If you participate in two or more deferred compensation plans (which include 401(k), Simplified Employee Pensions and 403(b) plans), your total deferrals to all plans could exceed IRS limits for the year. To avoid paying additional excise taxes if excess contributions have to be returned, you may want to designate which plan is to return any excess contributions to you.

If you elect to have this Plan return any excess, you should notify the Plan Administrator so that the excess can be returned to you, along with any earnings, before April 15.

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                                   Article V

                             EMPLOYER CONTRIBUTIONS

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Your Employer may make contributions to the plan, in addition to your salary deferral 401(k) contributions. Your Employer may make matching contributions, non-elective or discretionary contributions and required minimum contributions, under the Top-Heavy rules (see Article XII) or other legal requirements.

Matching Contributions:

To be eligible to receive an allocation of matching contributions, you must have worked 1,000 hours during the Plan Year, and be employed on the last day of the Plan Year.

If you do not meet the hours requirement or are not employed on the last day of the Plan Year because you have retired, become disabled, or died, you will still receive matching contributions.

The amount of the match depends on your 401(k) contributions. Each year, your Employer may set a matching percentage that is proportionate to the amount of your Elective contributions.

Your employer will make matching contributions, if any, only on the first 3% of compensation deposited as elective contributions. Amounts deferred over 3% are not matched. Matching contributions will be allocated to your accounts as of the Anniversary Date.

Non-Elective or Discretionary Contributions:

In order to receive an allocation of discretionary Employer contributions, you must have worked 1,000 hours during the Plan Year, and be employed on the last day of the Plan Year.

If you do not meet the hours requirement or are not employed on the last day of the Plan Year because you have retired, become disabled, or died, you will still receive an allocation of the discretionary Employer contribution.

You do not have to make 401(k) contributions in order to receive a discretionary contribution.

The amount of the discretionary contribution is set by the Employer each year.

Your share of the non-elective/discretionary contribution is based on the relationship of your compensation to the total compensation for all Participants. For example, if your compensation is $20,000 and if the total compensation is $1,000,000, your share would be 2% of the total discretionary contribution. In our example, if the discretionary contribution was $30,000, your share would be:


        $30,000 x ($20,000/$1,000,000) = $600 or
        $30,000 x .02 (2%) = $600

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Other required contributions:

In certain situations, your Employer may be required to make additional contributions to the Plan. If the Plan is Top-Heavy (see Article XII) or if highly paid participants contribute a higher percentage of pay to the Plan than other participants, your Employer may have to take corrective action. This action could result in either a reduction in the contributions for the highly compensated participants or an additional Employer contribution, in the form of Non-Elective or Qualified Non-Elective contributions.

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                                   Article VI

                                    VESTING

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The term "vesting" refers to the percentage of your Employer contribution accounts) (if any) other than your Qualified Non-Elective contributions account, that you are entitled to receive in the event of your termination of employment. You are always 100% vested in your Qualified Non-Elective account.

If you terminate employment before you meet the requirements for retirement (see
Article X), the distribution from the Employer matching and discretionary accounts will be limited to the vested portion. Your vesting percentage grows with your Years of Service. Article VII explains how Years of Service are credited.

The same vesting schedule applies to the matching and discretionary Employer contributions.

Vesting schedule for matching and discretionary Employer accounts:

        Years of Service                    Percent Vested

        Less than 1                                 0%
        1 but less than 2                          20%
        2 but less than 3                          40%
        3 but less than 4                          60%
        4 but less than 5                          80%
        5 but less than 6                         100%
        6 but less than 7                         100%
        7 or more                                 100%

You will also become 100% vested at Normal Retirement, if you become disabled or if you die. Refer to Article X for information on retirement, disability or death.

In the event the Plan should become 'top-heavy', a faster vesting schedule will apply. See Article XII for an explanation of the top-heavy rules.

Top-Heavy vesting schedule for matching and discretionary Employer accounts:

Years of Service                    Percent Vested

        Less than 1                                 0%
        1 but less than 2                           0%
        2 but less than 3                          20%
        3 but less than 4                          40%
        4 but less than 5                          60%
        5 but less than 6                          80%
        6 or more                                 100%

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                                  Article VII

                                  SERVICE RULES

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Year of Service:

You will earn a Year of Service for vesting if you are credited with 1,000 Hours of Service during a Plan Year. However, if you are credited with 1,000 hours during your first year of employment, you'll earn a Year of Service. You cannot earn more than one Year of Service credit during any Plan Year, though.

If you terminate employment and are later rehired by the Employer, your Years of Service after reemployment may be added to the Years of Service you had accumulated when you left. In order for the two periods of service to be added together, you must return to work within 5 years of your termination date.

Hours of Service:

You are credited with the actual number of hours you work and for hours for which you are paid, but are not at work such as paid vacation or paid sick leave.

Break in service rules:

When you fail to complete at least 501 hours during the Plan Year, you incur a break in service. Thus, in any year in which you work leas than 501 hours (approximately 3 months), you will incur a break in service.

However, in certain circumstances, your Plan is required to credit you with 501 hours, even though you didn't actually work 501 hours. This is primarily if you take time off to have, adopt or care for a child for a period immediately following the birth or adoption. You will receive this credit only for the purpose of determining whether you have incurred a break in service and not for receiving additional credit for a contribution or for vesting.

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                                  Article VIII

                                  COMPENSATION

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Throughout this Summary Plan Description, the words "compensation" and "pay"
are used to define contribution amounts. "Pay" or "Compensation" means the total wages as defined in Section 415(c) of the IRS Code for the Plan Year.

Compensation includes deferred compensation which is not includable in your gross taxable income due to SEP Deferrals, Cafeteria Benefits, 401(k) deferrals, Tax Deferred Annuities and Governmental Deferred Compensation Plans.

In no event shall compensation in excess of $170,000 (as adjusted for changes in the Consumer Price Index: $170,000 for 2000) be taken into account for any Participant in this Plan.

Your compensation for the first Plan Year in which you participate shall be your compensation from the Employer for the full Plan Year.

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                                   Article IX

                             PARTICIPANTS' ACCOUNTS

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Under the 401(k) Savings Plan, the money you deposit and any Employer contributions are placed into investment accounts, which are credited with gains and losses at each Valuation Date.

Separate accounts are set up for each different type of money: 401(k) deposits, matching, discretionary, rollover and Qualified Non-Elective contributions because there are different Plan and IRS rules for each type of contribution.

Forfeitures:

Forfeitures of Employer discretionary contributions will supplement non-elective contributions. Forfeitures of matching contributions will reduce matching contributions. "Forfeitures" are amounts which could not be paid to terminated participants because they were not 100% vested when they separated from service with the Employer.

In order to share in the allocation of forfeitures, you must be eligible to share in Employer contributions for the Plan Year.

If you are eligible to share in the forfeiture allocation, your portion will be credited to your account as of the last day of the Plan Year in which the terminated participant receives a distribution from the Plan.

And, your portion will be determined in proportion to your compensation.

Rollover Accounts:

Your Plan allows employees who had retirement accounts with a previous employer to directly transfer or rollover the previous account balance to your Plan only if you are a Participant in this Plan. This is a segregated "Rollover" account and it is always 100% vested. If you are making a rollover instead of a direct transfer, in order to avoid taxes on your "Rollover" money, you must complete the rollover from your old plan to this Plan within 60 days after receiving the money.

Investments:

Your Plan. offers several investment options and you may instruct the Trustees how you would like to invest the funds in your Rollover, 401(k), Matching, Voluntary, Non-Elective and Qualified Non-Elective accounts.

If you choose not to select how your accounts are invested, the Trustee will invest them for you. The Trustees are fiduciaries of the Plan, which means that they have a responsibility to you to invest the Plan assets prudently.

Contact your Plan Administrator for information concerning the investment options which are currently available.

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Crediting your accounts with gain or loss:

Each investment account is credited with investment gain or loss as of each Valuation Date. Earnings or losses are allocated on the basis of the ratio your account balance bears to the total account balances of all participants in the same investment. You are then credited with that percentage of earnings or losses.

If you receive a distribution from the Plan as of any date other than a Valuation Date, the value of your account will be the value as of the prior Valuation Date.

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                                   Article X

                   DISTRIBUTIONS AND BENEFITS UNDER YOUR PLAN

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In-Service Distributions:

An In-Service Distribution is one that you receive while you are actively employed. The primary purpose of the Plan is to provide benefits to you upon your retirement, but you may request an In-Service Distribution of all or a portion of your accounts, provided that you are fully vested and have reached age 59 1/2, and the amount to be withdrawn has been allocated to your account for 2 years or you must have been a participant in the Plan for 5 years.

In addition, you may request an In-Service Distribution of the full value of all of your accounts, on or after the date you reach Normal Retirement Age (defined below), or a distribution of the value of your Rollover Account, at any time.

Also, you may request an In-Service Distribution in the event of financial hardship. Financial hardship might result from your own, your spouse's or your dependents' medical expenses, expenses in purchasing your primary residence or in preventing eviction or foreclosure, or tuition for the next 12 months of post-secondary education for you, your spouse or dependents. In addition, a financial hardship only occurs when you have no other resources available to you. For example, you may need to prove that you have been turned down for loans or that you have sold other assets before you can receive a Hardship Distribution.

The amount of your Hardship Distribution cannot exceed the amount needed to meet the immediate financial hardship. In addition, the distribution will be limited to the amount of your 401(k) contributions (no investment income) plus the vested portion of your employer and matching accounts, and the value of your other accounts.

If you receive a Hardship Distribution, the Plan must impose restrictions on the amount of your 401(k) salary deferrals in the future. First, you cannot make any 401(k) contributions for the 12-month period following the date of your Hardship Distribution. Secondly, the maximum amount of 401(k) contributions that you can make for the calendar year that begins after the date of distribution is reduced by the amount of your elective deferrals in the year you took the hardship withdrawal.

For example, let's say that you took a hardship withdrawal on July 1, 2000, and during 2000, you deposited $5,000 in elective deferrals. You can't make any 401(k) contributions until July 1, 2001. And, the maximum amount that you can contribute for 2001 would be the legal limit minus $5,000. If the legal maximum was $10,000 for 2001, you would be limited to $5,000.

Plan benefits are also paid when you retire, or become permanently disabled. Benefit payments may also be made to your beneficiary (ies) upon your death. Each of these events is discussed below.

Normal Retirement Benefits:

The Normal Retirement Age for the Plan is age 65.

Your Normal Retirement Date is the first day of the month coincident with or next following the date you reach Normal Retirement Age.

At your Normal Retirement Date, you will be entitled to 100% of your account balance. Payment of your benefits will begin as soon as practicable following your retirement. (See Article XI, Benefit Payment Options.)

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Late Retirement Benefits:

If you decide to work past your Normal Retirement Date, you can defer payment of your benefits until your Retirement Date. Payment of your Retirement benefits will commence as soon as practicable following your late retirement date.

Death Benefits:

Should you die before termination of your employment by retirement or disability, your spouse or beneficiary will be entitled to 100% of your account balance.

If you are married at the time of your death, your spouse will be the beneficiary of your death benefits, unless you otherwise elect in writing on a form to be furnished to you by the Plan Administrator. IF YOU WISH TO DESIGNATE A BENEFICIARY OTHER THAN YOUR SPOUSE AS YOUR BENEFICIARY, YOUR SPOUSE MUST CONSENT TO WAIVE HIS/HER RIGHT TO RECEIVE DEATH BENEFITS UNDER THE PLAN. YOUR SPOUSE'S CONSENT MUST BE IN WRITING AND WITNESSED BY A NOTARY OR A PLAN REPRESENTATIVE.

If your spouse has consented to a valid waiver of any rights to the death benefit; or your spouse cannot be located; or you are single at the time of your death, then your death benefit will be paid to any beneficiary you may choose. The Plan Administrator will supply you with a beneficiary designation form.

Since your spouse has certain rights under your Plan, you should immediately inform the Plan Administrator of any changes in your marital status.

Disability Benefits:

Should you become permanently disabled while a Participant under this Plan, you will receive 100% of your account balance. "Disability" means a medically determinable physical or mental impairment which may be expected to result in death or to last at least a year and which renders you incapable of performing your duties with your Employer. A determination of disability will be made by the Plan Administrator in a uniform, nondiscriminatory manner on the basis of medical evidence.

If it is determined you are disabled, your payments will begin as soon as practicable following the date you were determined to be disabled.

Benefits Upon Termination:

If your employment is terminated for any reason other than those set out above, you will only be entitled to that portion of your Employer accounts in which you are vested.

"Vesting" refers to the percentage of your account balance you are entitled to at any point in time. For each year you remain a Participant in the Plan, you become vested with a higher percentage of your Employer account balance. (See Vesting, Article VI.)

If your benefit is over $5,000, you may at your option, request the Plan Administrator to distribute your benefit to you before your retirement date. However, the value of your account will not be determined earlier than the Valuation Date coinciding with or following your termination if you are not fully vested, or the Valuation Date coinciding with or following the date of termination if you are 100% vested. You will receive payment of your benefits as soon as practical after that date.

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If your benefit is $5,000 or less, the Plan Administrator may distribute your benefit early. No consent is needed for distributions of $5,000 or less.

Distributions Due To A Domestic Relations Order:

In general, contributions made by you or your Employer for your retirement are not subject to alienation. This means they cannot be sold, used as collateral for a loan, given away or otherwise transferred. They are not subject to the claims of your creditors. However, they may be subject to claims under a Qualified Domestic Relations Order (QDRO).

The Administrator may be required by law to recognize obligations you incur as a result of court ordered child support or alimony payments. The Administrator must honor a "Qualified Domestic Relations Order" which is defined as a decree or order issued by a court that obligates you to pay child support or alimony, or otherwise allocates a portion of your assets in the Plan to your spouse, child or other dependent. If a QDRO is received by the Administrator, all or portions of your benefits may be used to satisfy the obligation. It is the Plan Administrator's responsibility to determine the validity of a QDRO.

Taxation of Distributions:

The benefits you receive from the Plan will be subject to ordinary income tax in the year in which you receive the payment, unless you defer taxation by a "rollover" of your distribution into another qualified plan or an IRA. Also, in certain situations, your tax may be reduced by special tax treatment such as "5-year forward averaging."

VERY IMPORTANT NOTE: Under most circumstances, if you receive a distribution from this Plan on or after January 1, 1993, twenty percent (20%) of your distribution will be withheld for federal income tax purposes, unless you instruct the trustees of this Plan to DIRECTLY transfer your distribution into another qualified plan or an IRA. You must give these instructions to the trustees no more than 90 days before the date you receive the payment. Also, unless you sign a waiver form, the trustees must wait at least 30 days after receiving your instructions before making the payment, to allow you time to change your decision.

In addition to ordinary income tax, you may be subject to a 10% tax penalty if you receive a "premature" distribution. If you receive a distribution upon terminating employment before age 55 and you don't receive the payment as a life annuity, you will be subject to the 10% penalty, unless you "rollover" your payment. If you take a hardship withdrawal before age 59-1/2, the withdrawal will usually be subject to the 10% penalty. But, there is no penalty for payments due to your death or disability.

As the rules concerning "rollovers" and the taxation of benefits are complex, please consult your tax advisor before making a withdrawal or requesting a distribution from the Plan. As required by law the Plan Administrator will provide you with a brief explanation of the rules concerning "rollovers".

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                                   Article XI

                            BENEFIT PAYMENT OPTIONS

              ---------------------------------------------------

There is one form of payment under your Plan. Your distribution will be in the form of a lump-sum distribution of your total account balances, or you may select an alternate form of payment, if permitted under your Plan, at the time of your distribution.

The Plan Administrator may delay payment to you for a reasonable time for administrative convenience. However, unless you choose to defer receipt of your distribution, the Plan must begin your payments within 60 days after the close of the Plan Year following the latest of:

    (a)  the date on which you reached your Normal Retirement Age;

    (b) the 10th anniversary of the year in which you became a Participant in the Plan; or

    (c)  the date you terminated employment with the Employer.

Under certain circumstances, the law requires that your distributions begin no later than April 1 of the year following the date you reach age 70-1/2 (the date six months after your 70th birthday). Your Plan Administrator will contact you if you are affected by this requirement.

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                                  Article XII

                                TOP-HEAVY RULES

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A Plan becomes Top-Heavy when the total of the Key Employees' account balances make up more than 60% of the total of all account balances in the Plan. Key Employees are certain highly compensated officers or owners/shareholders.

If your Plan is Top-Heavy, Plan participants who are not "key" must receive a minimum contribution. This minimum contribution is the smaller of the percentage of pay contributed by the Employer to Key Employees, or 3% of your compensation. If the Employer contribution allocated to your account for the Top-Heavy year is equal to or more than this minimum contribution, no additional Employer contribution would be needed to meet the Top-Heavy rules.

Also, the vesting schedules which apply to the Discretionary Employer and Matching contributions change if your Plan becomes Top-Heavy. Vesting is discussed in Article VI.

              ---------------------------------------------------

                                  Article XIII

                            PARTICIPANT LOAN PROGRAM

              ---------------------------------------------------

Pursuant to the terms of SERVICE 1ST BANK 401(K) PROFIT SHARING PLAN AND TRUST, the Trustee has adopted a participant loan program as part of such Plan and Trust. The program is intended to comply with Labor Regulation 2550.408b-1, and Proposed Internal Revenue Regulation sec 1.72(p)-1. Loans will be made pursuant to the terms of the Plan and Trust and the following provisions of this Participant Loan Program.

A.       Administration of Program

         The following person ("the Loan Administrator") is responsible for the administration of the loan program. All loan requests and other inquiries should be delivered to:

         SERVICE 1ST BANK
         60 W. 10TH STREET
         TRACY, CA 95376
         209 820-7923

B.       Application Procedure

         1. Obtain and complete a loan application on forms provided by the Loan Administrator.

         2. Submit the completed loan application to the Loan Administrator at least 14 days before the date the loan is to be made.

         3. Loan applications will be reviewed by the Loan Administrator for completeness. Incomplete applications will be returned to the applicant for completion.

         4.    Approved loans will be processed on any day.

C.       Basis for Approvals

         Loans are available to all actively employed participants without regard to any individual's race, color, religion, sex, age or national origin. Each application will be reviewed on a nondiscriminatory basis but will be assessed on the applicant's credit worthiness, financial need, and the purpose and terms of the loan. An individual may be denied future loans if he or she defaulted on any previous loan. A loan will not be made to a five (5%) percent or greater shareholder-employee of an S corporation, an owner of more than ten (10%) percent of either the capital interest or the profits interest of an unincorporated Employer, or a family member (as defined in Section 267(c)(4) of the Code) of such persons, unless an exemption for the loan is obtained pursuant to Section 408 of the Act.

D.       Limitations

         1.    Limitations on Types of Loans

               Subject to the limitations on the amount of any loan, loans will be approved if the loan proceeds are to be used for any purpose.

         2.    Limitations on Amounts of Loans


               -      The minimum amount of any loan is $1,000.

               - the maximum amount of any loan is the lesser of $50,000 or 50% of the vested interest of the participant in the Plan. The $50,000 maximum amount will be reduced by the participant's highest outstanding loan balance in the previous twelve months, even if amounts have been repaid.

               - The balance of outstanding loans to a single participant may not exceed $50,000.

               - A participant may have no more than 1 loan outstanding at any one time.

         3.    Prior to funding a Participant Loan

               The Participant shall elect on a form provided by the Loan Administrator the fund or funds from which the amount necessary to fund the Participant Loan shall be taken.

               The loan shall be transferred to a segregated account. During the term of the Participant Loan, this segregated account shall be maintained, and repayment of principal and interest shall be made to this segregated account. This segregated account shall not share in any gains or losses credited to the Plan that do not directly relate to the Participant Loan.

E.       Interest

         The interest rate will be determined from time to time by the Trustee with the intention of providing the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

         Until otherwise determined by the Trustee, the interest rate will be prime plus 2% if prime is less than 10% and prime plus 1% if prime is 10% or greater.

         The rate of interest will be constant throughout the term of the loan.

         To cover the added administrative costs associated with a Participant Loan under the Plan, you will be charged a $100 loan origination fee and a $50 annual loan processing fee every year after the first, including the year the loan is paid in full or declared in default.

F.       Collateral or Other Security

         All loans must be adequately secured. No more than 50 percent of the present value of a participant's vested interest in the Plan may be considered by the Plan as security for the outstanding balance of all Plan loans made to the participant.

G.       Repayment Terms

         All loans are required to be repaid within 0 years of the date of the loan. If the Participant notifies the Loan Administrator in writing that the entire proceeds of the loan will be used to acquire a dwelling unit that will, within a reasonable time, be used as the principal residence of the Participant the loan will be required to be repaid within 30 years of the original date of the loan.

         Loans are to be repaid on the basis of substantially level amortization over the term of the loan with payments made through salary reduction each pay period.

         Loan payments shall be suspended during a leave of absence of up to one year, if the Participant's pay from the Employer is insufficient to service the loan. But the loan must none the less be repaid within 5 years as provided by Internal Revenue Code section 72(p)(2)(B), or by the due date of the loan if the purpose of the loan was for the acquisition of the primary residence of the Participant.

         If the leave of absence is on account of the Participant performing service in the uniformed services (as defined in chapter 43 of title 38 United State Code), whether or not qualified military service, such suspension shall not be taken into account for purposes of meeting requirements of sections 72(p), 401 (a) or 4975(d)(1) of the Internal Revenue Code, and the Participant is entitled to reemployment rights under such chapter with respect to such service. For example, if the loan was due in 5 years, the 5 year period would be calculated by extending the period by the length of the leave of absence.

H.       Default

         A loan is in default when a scheduled installment payment has not been received by the last day of the calendar quarter following the calendar quarter in which the last scheduled installment payment was due. If payment has not been made within 15 days of the installment due date, the Loan Administrator will notify the participant in writing that the loan will be in default at the end of the applicable calendar quarter following the calendar quarter in which it was due. If payment is not received within such stipulated time period, the following will take place:

         1. The entire unpaid balance on a defaulted loan will be considered to be in default as of the date the last payment was due.

         2. At the discretion of the Trustee exercised in a uniform and nondiscriminatory manner, the loan will be renegotiated and payments will be made through payroll withholding. If the loan is not renegotiated in a manner acceptable to the Trustee, if permitted in the Plan, the loan will be deemed an in-service withdrawal. Such withdrawal will be subject to personal income and possible penalty taxes. Form 1099R will be timely issued to the participant and the IRS showing such withdrawal.

         3. If the participant fails to make provisions for repayment reasonably acceptable to the Trustee, at the election of the Trustee, exercised in a uniform and nondiscriminatory manner, the remaining principal on the loan shall be declared due and payable as of the date the last payment was due.

         4. The amount of any uncured default will be considered as having been received in a taxable event, subject to personal income and penalty taxes. Such tax consequences do not affect the participant's obligation to repay the loan. Form 1099R will be timely issued to the Participant and the IRS; however, the loan will not be charged against the Participant's vested account balance until he or she terminates service, retires, dies, becomes disabled, or reaches the earliest date distribution is permitted under the Plan.

         5. To the extent necessary, any other collateral pledged as additional security will be foreclosed upon.

              ---------------------------------------------------

                                   Article XIV

                                  MISCELLANEOUS

              ---------------------------------------------------

Protection of benefits:

Except for the requirements of a Qualified Domestic Relations Order, your Plan benefits are not subject to claims, indebtedness, execution, garnishment or other similar legal or equitable process. Also, you cannot voluntarily (or involuntarily) assign your benefits under this Plan. See Distributions due to a Domestic Relations Order in Article X.

Amendment and Termination:

The Employer has reserved the right to amend or terminate your Plan. However, no amendment can take away any benefits you have already earned. If your Plan is terminated, you will be entitled to the full amount in your account as of the date of termination, regardless of the percent you are vested at the time of termination.

Pension Benefit Guaranty Corporation:

The Pension Benefit Guaranty Corporation (PBGC) provides plan termination insurance for defined benefit pension plans. In your 401(k) Plan (a defined contribution plan), all of the contributions and investment earnings are allocated to Participants' accounts. PBGC insurance is not needed and does not apply.

Claims:

When you request a distribution of all or any part of your account, you will contact the Plan Administrator who will provide you with the proper forms to make your claim for benefits.

Your claim for benefits will be given a full and fair review. However, if your claim is denied, in whole or in part, the Plan Administrator will notify you of the denial within 90 days of date your claim for benefits was received, unless special circumstances delay the notification. If a delay occurs, you will be given a written notice of the reason for the delay and a date by which a final decision will be given (not more than 180 days after the receipt of your claim.)

Notification of a denial of claims will include:

         (a)   the specific reason(s) for the denial,

         (b) reference(s) to the Plan provision(s) on which the denial is based,

         (c) a description of any additional material necessary to correct your claim and an explanation of why the material is necessary, and

         (d) an explanation of the steps to follow to appeal the denial, including notification that you (or your beneficiary) must file your appeal within 60 days of the date you receive the denial notice.

If you or your beneficiary do not file an appeal within the 60-day period, the denial will stand. If you do file an appeal within the 60 days, your Employer will review the facts and hold hearings, if necessary, in order to reach a final decision. Your Employer's decision will be made within 60 days of receipt of the notice of your appeal, unless an extension is needed due to special circumstances. In any event, your Employer will make a decision within 120 days of the receipt of your appeal.

Article XV, STATEMENT OF ERISA RIGHTS, describes the protection you have under ERISA and the steps you can take to enforce these rights.

              ---------------------------------------------------

                                   Article XV

                           STATEMENT OF ERISA RIGHTS

              ---------------------------------------------------

As a participant in SERVICE 1ST BANK 401(K) PROFIT SHARING PLAN AND TRUST you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan participants shall be entitled to:

         (a) examine, without charge, at the Plan Administrator's office copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions,

         (b) obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator (the Administrator may make a reasonable charge for the copies),

         (c) receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of thus summary annual report,

         (d) obtain a statement telling you whether you have a right to receive a retirement benefit at Normal Retirement Age and if so, what your benefits would be at Normal Retirement Age if you stop working under the Plan now. If you do not have a right to a benefit, the statement will tell you how many more years you have to work to get a right to a benefit. This statement must be requested in writing and is not required to be given more than once a year. The Plan must provide the statement free of charge.

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your Employer may fire you or otherwise discriminate against you in any way to prevent you from obtaining a retirement benefit or exercising your rights under ERISA.

If your claim for a retirement benefit is denied in whole or in part you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

If you have questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.